Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated March 15, 2016, in this Registration Statement (Form S-6 No. 333-208947) of Smart Trust 228, comprising Smart Trust, High 20 Dividend Strategy Trust, Series 13.

/s/ Grant Thornton LLP

Chicago, Illinois

March 15, 2016